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                                                                   EXHIBIT 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Pre-Effective Amendment No. 1 to the Joint Registration Statement on Form S-3 of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our reports (i) dated February 12, 1997, except for Note 21, Note 22 and the last paragraph of Note 2, as to which the date is December 1, 1997, on our audit of the consolidated financial statements of Interstate Hotels Company as of December 31, 1995 and 1996, and for the three years in the period ended December 31, 1996 included in the Report on Form 8-K dated December 10, 1997; (ii) dated February 11, 1998, except for Note 21, as to which the date is March 1, 1998, and Note 3, as to which the date is March 30, 1998, on our audit of the consolidated financial statements of Interstate Hotels Company as of December 31, 1996 and 1997, and for the three years in the period ended December 31, 1997, included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated April 20, 1998.

                                                    /s/ Coopers & Lybrand L.L.P.

Pittsburgh, Pennsylvania
May 4, 1998